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                                                                     Exhibit 5.9


                                                          Allens Arthur Robinson

10 July 2003                                                 ABN 47 702 595 758

                                                              The Chifley Tower

Burns, Philp & Company Limited                                  2 Chifley Square
Level 23                                                         Sydney NSW 2000
56 Pitt Street                                                         Australia
Sydney NSW 2000                                               Tel 61 2 9230 4000
                                                              Fax 61 2 9230 5333

                                                                  Correspondence
                                                                      GPO Box 50
                                                                 Sydney NSW 2001
                                                                       Australia
                                                                   DX 105 Sydney

Dear Sirs
                                                                 www.aar.com.au


BURNS, PHILP & COMPANY LIMITED
FORM F-4 - REGISTRATION STATEMENT

We have acted as special Australian counsel to the Guarantors and the Issuer in connection with certain matters relating to the Form F-4 -Registration Statement for the 9 3/4% Series B Senior Subordinated Notes due 2012 (File Number 333-98141, initially filed with the Securities and Exchange Commission of the United States of America (THE COMMISSION)on 9 August 2002) (the REGISTRATION STATEMENT).

Definitions in the Indenture or Registration Statement apply in this opinion unless the context otherwise requires but ISSUER means Burns Philp Capital Pty Limited, GUARANTOR means the companies listed in the Schedule to this letter, GUARANTEE means the unconditional guarantees as to payment of principal and interest of the Exchange Notes and RELEVANT JURISDICTION means the Commonwealth of Australia, New South Wales or the Australian Capital Territory.

No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.    DOCUMENTS

      We have examined the following documents:

      (a) a copy of the Indenture (and reference to the Indenture in this opinion includes the Supplemental Indenture defined below);

      (b) certified copies of the constitution of each Guarantor (other than of BPC1 Pty Limited, Burns Philp Australia Pty Limited and Burns Philp Food Overseas Investments Pty Limited (the NEW GUARANTORS)) as at 3 June 2002 and of the Issuer as at 21 June 2002;

      (c) originals of the constitutions of each of the New Guarantors as at incorporation;

      (d) a certificate dated 10 July 2003 certifying that the copies of the constitution of each Guarantor have not been amended or replaced and continue in full force and effect since provided (in the case of the Guarantors other than the New Guarantors) or
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                                                          Allens Arthur Robinson



            since incorporation (in the case of the New Guarantors) and that documents or authorisations relied on in this opinion continue in full force and effect;

      (e) a copy of the Supplemental Indenture dated 17 October 2002 between the Issuer, the Bank of New York and the Guarantors (the SUPPLEMENTAL INDENTURE);

      (f) copies of resolutions or certified extracts of resolutions passed by the Board of Directors of each Guarantor and the Issuer;

      (g) executed powers of attorney in connection with the execution of the Indenture and Supplemental Indenture by the Guarantors and the Issuer;

      (h) a certificate of Helen Golding dated 10 July 2003 certifying as to certain factual matters as to the holding of board meetings of each Guarantor and the Issuer and as to issues of commercial benefit; and

      (i) a copy of the legal opinion of Dewey Ballantine LLP dated 10 July 2003 and filed with the Commission as Exhibit 5.1 to the Registration Statement.

      We have conducted such searches and investigations as are necessary to render the opinions given.

2.    ASSUMPTIONS

      For the purposes of giving this opinion we have assumed the following.

      (a)   The authenticity of all seals and signatures.

      (b) The completeness, and the conformity to original instruments, of all copies submitted to us.

      (c) The Exchange Notes and Guarantees noted on the Exchange Notes, will be duly executed, issued, authenticated and delivered in compliance with the terms of the Indenture.

      (d) The Exchange Notes will be offered and sold in accordance with the restrictions set forth in the prospectus included in the Registration Statement.

3.    QUALIFICATIONS

      Our opinion is subject to the following qualifications.

      (a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion.

      (b) We have relied on the opinion of Dewey Ballantine LLP dated 10 July 2003 and filed with the Commission as Exhibit 5.1 to the Registration Statement as to matters of New York law.

      (c) We have relied on a search of public records of the Australian Securities and Investments Commission on 3 July 2003. We note that records disclosed by such search may not be complete or up to date.
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                                                          Allens Arthur Robinson



      (d) We have relied, as to certain matters of fact, on certificates of officers of the Guarantors and Issuer.

      (e) The specific prior approval of the Reserve Bank of Australia or the Minister for Foreign Affairs must be obtained for certain payments or other dealings involving or connected in certain ways with Iraq, certain Yugoslav entities or individuals, the Taliban, parties identified with terrorism and UNITA, or associated parties, or other parties to whom financial sanctions apply.

4.    OPINION

      Based on the assumptions and subject to the qualifications set out above we are of the following opinion.

      (a)   Each of the Guarantors and the Issuer are incorporated in Australia.

      (b) Each Guarantor has the corporate power to enter into and perform its obligations under the Guarantee.

      (c) The Issuer has the corporate power to enter into and perform its obligations under the Exchange Notes.

      (d) The execution, delivery and performance by each Guarantor of the Guarantee, and by the Issuer of the Exchange Notes, will not violate in any respect any existing provision of:

            (i)   any law of any Relevant Jurisdiction; or

            (ii)  its constitution.

      (e) All authorisations under the laws of any Relevant Jurisdiction now obtainable and required in connection with the execution, delivery, performance or validity of the Guarantee and the Exchange Notes have been obtained or effected and are in full force and effect.

      This opinion is addressed to you for your benefit, for the benefit of potential investors in the Exchange Notes and for the benefit of the holders of the Exchange Notes from time to time. It is not to be relied on by any other person or for any other purpose. It is not to be quoted or referred to in any public document or filed with or disclosed to any government agency or other person other than:

      (a)   to the extent required by law or an official directive;

      (b) in connection with any litigation relating to the Guarantees, Exchange Notes or this opinion;

      (c) for the purposes of filing with the Securities and Exchange Commission of the United States of America as Exhibit 5 to the Registration Statement and of the reference made to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 of the United States of America, or the rules and regulations of the Securities and Exchange Commission; or
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                                                          Allens Arthur Robinson



      (d)   with our consent, which we will not withhold unreasonably.






      Yours faithfully


      /s/ Allens Arthur Robinson
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                                                          Allens Arthur Robinson




SCHEDULE


GUARANTORS


BPC1 Pty Limited

Burns, Philp & Company Limited

Burns Philp Australia Pty Limited

Burns Philp Camellia Pty Limited

Burns Philp Food Holdings Pty Limited

Burns Philp Food Overseas Holdings Limited

Burns Philp Food Overseas Investments Pty Limited

Burns Philp Food Properties Pty Limited

Burns Philp Food Services Pty Limited

Burns Philp South America Pty Limited

Burns Philp Middle East Pty Limited

Burns Philp Overseas Holdings Limited

Burns Philp Pakistan Pty Limited

Burns Philp Technology and Development Pty Limited

Burns Philp Technology Pty Limited

Burns Philp Treasury (Australia) Limited

Indonesian Yeast Company Pty Limited

Mauri Fermentation Argentina Pty Limited

Mauri Fermentation Brazil Pty Limited

Mauri Fermentation Chile Pty Limited

Mauri Fermentation China Pty Limited

Mauri Fermentation India Pty Limited

Mauri Fermentation Indonesia Pty Limited

Mauri Fermentation Malaysia Pty Limited

Mauri Fermentation Philippines Pty Limited

Mauri Fermentation Vietnam Pty Limited

Mauri Yeast Australia Pty Limited